U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013 (December 10, 2013)

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material, Definitive Agreement

Since June 2012, Mobiquity Technologies, Inc. (“Mobiquity”) has been indebted to TCA Global Credit Master Fund LP (“Assignor”) in the amount of $350,000. The Promissory Note became due and payable on December 12, 2013 and the Assignor refused to grant Mobiquity a six-month extension of said Note. Mobiquity’s obligations under the Note are secured by the following: (i) Security Agreement dated as of May 31, 2012 from Borrower in favor of the Assignor (the “Security Agreement”); (ii) Guaranty Agreement dated as of May 31, 2012 (the “Subsidiary Guaranty”) from Mobiquity Networks, Inc., a New York corporation (“Subsidiary Guarantor”), in favor of Assignor; (iii) Security Agreement dated as of May 31, 2012 from the Subsidiary Guarantor in favor of the Assignor (the “Sub Security Agreement”); (iv) UCC-1 Financing Statement from the Borrower, as debtor, and Assignor, as secured party, filed with the Secretary of State of the State of New York under filing no. 201206120332704 (the “Borrower UCC”); and (v) UCC-1 Financing Statement from the Subsidiary Guarantor, as debtor, and Assignor, as secured party, filed with the Secretary of State of the State of New York under filing no. 201206120332689 (the “Guarantor UCC”) (the Security Agreement, the Subsidiary Guaranty, the Sub Security Agreement, the Borrower UCC, and the Guarantor UCC being collectively hereinafter referred to as the “Ancillary Security Documents”).

On December 12, 2013, Thomas Arnost, a director of the Company (“Assignee”), purchased Mobiquity’s Promissory Note from the Assignor and had all the Ancillary Security Documents assigned to the Assignee in exchange for $350,000, which was paid by Assignee. Contemporaneous with this transaction, Mobiquity recognized Assignee as the owner of the Note and the beneficiary of the Ancillary Security Documents. Mobiquity and Assignee also agreed to modify the terms of the Note as follows:

a.	The maturity date of the note is extended until June 12, 2014.
b.	The interest rate set forth in the Note is amended to provide for an interest rate of 15% per annum.
c.	The Note is convertible at a fixed conversion price of $.30 per share while the principal of the Note and accrued interest thereon are outstanding.
d.	Assignee has the right to demand prepayment of the Note as his discretion.

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 10, 2013, Domenico Iannucci resigned from the board of directors of Mobiquity Technologies, Inc. Mr. Iannucci was for personal reasons. A copy of this Form 8-K has been provided to Mr. Iannucci no later than the filing date of this Form 8-K. Mr. Iannucci has been asked to provide a letter to Mobiquity Technologies as to whether or not he agrees or disagrees with the statements above and the Company will file a copy of any such letter received within two business days after receipt by the Company.

Effective December 16, 2013, the Company appointed Robert Hussey as a director of the Company to fill the vacancy left by the resignation of Mr. Iannucci. Upon the effective date of his becoming a director of the Company, the Company granted him options to purchase 250,000 shares of common stock, exercisable at $.40 per share from the date of vesting in December 2014 through the balance of said ten year term of such option.

Appended to this Form 8-K is a press release describing the Company’s appointment of Mr. Hussey and certain biographical information. Prior to Mr. Hussey’s appointment to the board, there have been no transactions between the Company and Mr. Hussey required to be reported under Item 404(a) of Regulation S-K of the Exchange Act of 1934, as amended. The Company does not have any committees of the board of directors at the current time.

On December 13, 2013, the board of directors of Mobiquity agreed to grant in the first quarter of each calendar year to each director of the Company who has served at least one year as a director, options to purchase 100,000 shares of the Company’s common stock under the Company’s 2009 Stock Option Plan. It is anticipated that Mr. Hussey will be able to participate in the grant of additional options commencing in the first quarter of 2015.

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Item 7.01. Regulation FD Disclosure

On December 16, 2013, the Company issued a press release, a copy of which is appended hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit Description

99.1	Press release dated December 16, 2013. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

By:	/s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Officer

Date:  December 16, 2013